                                                                    EXHIBIT 99.3

                           CHANGE OF CONTROL AGREEMENT

      Agreement made as of the 28th day of October, 2005, between Quipp, Inc., a Florida corporation ("Quipp"), Quipp Systems, Inc., a Florida corporation ("Quipp Systems") (Quipp and Quipp Systems are collectively referred to as the "Company") and Eric Bello, one of the officers or senior level employees of Quipp and/or Quipp Systems (the "Officer").

      WHEREAS, the Officer is one of Quipp's and/or Quipp Systems' officers or senior level employees; and

      WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Officer to his assigned duties without distraction; and

      WHEREAS, in consideration of the Officer's continued employment with the Company or any successor thereto, the Company agrees that the Officer shall receive the compensation set forth in this Agreement to protect against the adverse financial and career impact on the Officer in the event the Officer's employment with the Company terminates under specified circumstances upon or following a Change in Control (as defined herein);

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

            (a) "Board" shall mean the Company's Board of Directors.

            (b) "Cause" shall mean a finding by the Company that the Officer has: (i) performed his assigned duties in a grossly negligent manner and does not remedy such breach within thirty (30) days after receiving written notice specifying the details thereof; (ii) been engaged in disloyalty to the Company, including, fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment or service; or (iii) violated the confidentiality provisions of Section 6 or the noncompetition provisions of
Section 7.

            (c) "Change of Control" shall be deemed to have occurred, unless the Board, a majority of which is comprised of Incumbent Board Members, determines otherwise, if:

                  (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the voting power of the then outstanding securities of the Company.

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                  (2) Substantially all of the assets of the Company are sold or other otherwise disposed of.

                  (3) A transaction is consummated in which the stockholders of the Company immediately before the transaction will not beneficially own, immediately after the transaction, shares entitling such stockholders to eighty percent (80%) or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons (without consideration of the rights of any class of stock to elect directors by a separate class vote).

                  (4) A change in the composition of the Board such that Incumbent Board Members cease for any reason to constitute at least a majority of the Board.

            (d) "Change of Control Payment" shall equal two times the Officer's base salary, exclusive of bonus and other remuneration. A Change of Control Payment shall be subject to the reduction requirement as set forth in Section 5 of this Agreement.

            (e) "Company" means Quipp, Inc. and, unless the context indicates otherwise, any subsidiary of Quipp (including Quipp Systems, Inc.) and, for purposes of Section 1(f), Section 1(j), Section 6 and Section 7, shall include any successor to Quipp or Quipp Systems.

            (f) "Confidential Information" shall mean confidential information relating to the business of the Company, including processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets of the Company, other than any information (i) that is in the public domain through no act or omission of the Officer, or (ii) that the Officer is authorized to disclose or required to disclose in connection with legal or administrative proceedings.

            (g) "Constructive Termination Without Cause" shall mean the Officer's resignation of employment following the occurrence, without his prior written consent, of one or more of the following events: (i) a material reduction in the Officer's compensation; (ii) a significant diminution in the Officer's duties and responsibilities, or the assignment to the Officer of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities held by the Officer on the date of this Agreement; or (iii) the required geographical relocation of the Officer out of the greater Miami, Florida area, in each case except as is due to Cause or as a result of the disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of the Officer.

            (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (i) "Incumbent Board Members" shall mean those individuals who, as of the date of this Agreement, constitute the Board; provided, that any individual who becomes a member of the Board subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are Incumbent Board Members shall be an Incumbent Board Member.

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            (j) "Restricted Business" shall mean any of the business activities in which the Company shall have been engaged at any time during the one (1) year prior to the Termination Date.

            (k) "Restricted Period" shall mean the period commencing on the Termination Date and continuing for a two (2) year period thereafter.

            (l) "Termination Date" shall mean the date of the Officer's termination of employment with the Company.

            (m) "Termination of Employment" shall mean the termination of the Officer's employment by the Company.

            (n) "Territory" shall mean any part of North America in which the Company engages in the Restricted Business during the Restricted Period.

      2. Change of Control Benefits Upon Termination.

            (a) If, within the period commencing 90 days prior to a Change of Control and ending 12 months following such Change of Control, the Officer suffers a Termination of Employment without Cause or the Officer suffers a Constructive Termination Without Cause, the Company shall provide to the Officer the following payments, provided the Officer executes and does not revoke a Release as described in subsection (d) below:

                  (1) The Company shall pay to the Officer a Change of Control Payment in one lump sum cash payment.

                  (2) The Company shall reimburse the Officer for the cost of any COBRA health insurance continuation coverage under the Company's health plan for a period of 12 months following the Officer's Termination Date. The Company may require the Officer to provide proof of payment for such continuation coverage before making any reimbursement hereunder. The reimbursement payment shall be made as of the first day of each month beginning after the Termination Date and shall continue for 12 months.

            (b) Payment of the amounts described in subsection (a) above shall begin immediately after the end of the revocation period for the Release or, if required by section 409A of the Code, six months after the date of the Officer's separation from service with the Company. If payment is delayed pursuant to section 409A of the Code, the accumulated amounts withheld on account of section 409A of the Code shall be paid on the first business day after the end of the six-month period. If the Officer dies during such six-month period, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Officer's estate as soon as practicable, but no later than 60 days, after the date of the Officer's death. Payments under this Agreement shall be made by mail to the last address provided for notices to the Officer pursuant to Section 9 of this Agreement.

            (c) If payment of the amounts described in subsection (a) are delayed pursuant to section 409A of the Code, the Company shall pay interest on the postponed payments from the Officer's Termination Date to the date of payment at the prime rate quoted in the Wall

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Street Journal on the Termination Date or, if not available on such date, the next prime rate quoted in the Wall Street Journal (the "Prime Rate"). However, if the payments required to be made under subsection (a) are not made on the due date specified in subsection (b), interest shall be paid on the unpaid payments for the time they remain unpaid after the due date at a rate equal to the Prime Rate plus three percentage points.

            (d) The Release shall be a release of claims in a form acceptable to the Company, but substantially in the form attached hereto as Exhibit A (subject to adjustments reasonably determined by the Company to be necessary to comply with applicable law at the time of the Officer's termination), and shall be a release of any and all claims against the Company and all related parties with respect to all matters arising out of the Officer's employment by the Company, or the termination thereof (other than amounts payable under Sections 2 and 3 of this Agreement).

            (e) Notwithstanding anything in this Agreement to the contrary, the Company shall not pay benefits under this Agreement earlier than the earliest date permitted by section 409A of the Code, or later than the latest day permitted by section 409A of the Code, in order to enable the Officer to avoid taxation under section 409A.

      3. Other Benefits. Nothing in this Agreement shall prevent or limit the Officer's continuing or future participation in or rights under any benefit, bonus, incentive, or other plan or program provided by the Company, and for which the Officer may qualify, from the date hereof through the Termination Date. Without limiting the foregoing, if the Officer is a participant in the Quipp, Inc. Management Incentive Compensation Plan (the "Plan"), the Officer shall be entitled to receive payment in accordance with the provisions of
Section 9 of the Plan, provided, that, following a Change of Control, the term "cause" as used in Section 9 of the Plan shall have the meaning set forth in
Section 1(b) of this Agreement, and a Constructive Termination Without Cause shall not be deemed to be a "voluntary resignation," and shall instead be considered a termination by the Company without Cause, for purposes of Section 9 of the Plan.

      4. Taxes. Any Change of Control Payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports, and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

      5. Certain Reduction of Payments.

            (a) Notwithstanding anything in this Agreement to the contrary, in the event that it shall be determined that any payments or distributions by Quipp, Quipp Systems or any subsidiary to the Officer, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would constitute "excess parachute payments" within the meaning of
Section 280G of the Code and the regulations thereunder, the Change of Control Payment to or for the benefit of the Officer pursuant to this Agreement shall be reduced (but not below zero) to the extent necessary so that such payments or distributions shall not constitute "excess parachute payments." The value of the noncompetition covenant described in Section 7 below, as determined by an independent valuation expert selected by the Accounting Firm described in subsection (b) below, shall be taken into account to the maximum extent allowable

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under Section 280G of the Code to reduce the amounts considered to be "excess parachute payments" under Section 280G of the Code.

            (b) All determinations to be made under Section 5(a) shall be made by the Company's independent certified public accounting firm immediately prior to the Change of Control (the "Accounting Firm"). The Accounting Firm shall provide its determinations and any supporting calculations to both the Company and the Officer within sixty (60) days of the Termination Date, and such determinations shall be binding upon the Company and the Officer. All of the fees and expenses incurred by the Accounting Firm in performing the determinations above shall be borne solely by the Company.

      6. Confidentiality.

            (a) During or after the Termination Date, the Officer shall not (i) use or exploit in any manner Confidential Information for himself or any person, partnership, association, corporation, or other entity other than the Company;
(ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of the Company; or (iii) treat Confidential Information other than in a confidential manner.

            (b) All Confidential Information developed, created, or maintained by the Officer, alone or with others while employed by the Company, and all Confidential Information maintained by the Officer thereafter, shall remain at all times the exclusive property of the Company. The Officer shall return to the Company all Confidential Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the termination of his employment with the Company.

      7. Agreement Not to Compete.

            (a) During the Restricted Period, the Officer shall not, at any time within the Territory, directly or indirectly, engage in, or have any interest on behalf of himself or others in, any firm, corporation, or business (whether as Officer, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant, or otherwise) that engages within the Territory in a Restricted Business; provided, however, that nothing contained herein shall prevent or prohibit the Officer from owning of record or beneficially up to one percent (1%) of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market. In addition, during the Restricted Period, the Officer shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company.

            (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time, space or business, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. The Officer acknowledges, however, that this Section 7 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

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      8. Cumulative Remedies; No Waiver.

            (a) The Officer expressly acknowledges that the remedy at law for any breach of Sections 6 or 7 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Officer's obligations under these provisions without having to prove actual damage to the Company or the inadequacy of a legal remedy.

            (b) No right conferred upon a party by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy, or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

      9. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                  If to the Company, to:

                  Quipp, Inc.
                  4800 NW 157th Street
                  Miami, FL 33014-3464
                  Attention: President

                  With a copy to:
                  Alan Singer, Esquire
                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA 19103

                  If to the Officer, to:

                  Eric Bello
                  1031 NW 193 Avenue
                  Pembroke Pines, Florida 33029

or to such other names or addresses as the Company or the Officer, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

      10. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions.

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      11. Contents of Agreement; Amendment; Assignment.

            (a) This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended, or terminated except upon written amendment executed by the Officer and the Company.

            (b) Nothing in this Agreement shall be construed as giving the Officer any right to be retained in the employ of the Company.

            (c) This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Officer, and their respective successors and assigns. The Company shall have the right to assign its rights hereunder to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise.

      12. No Mitigation. The Company agrees that, if the Officer's employment with the Company terminates during the term of this Agreement, the Officer is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Officer by the Company pursuant to the terms hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Officer as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Officer to the Company, or otherwise.

      13. Severability. Any invalidity, illegality, or limitation of the enforceability with respect to any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality, or enforceability of any other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      14. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until twenty-four (24) months beyond the month in which a Change in Control occurs.

      15. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Officer's employment to the extent necessary for the preservation of such rights and obligations. Without limiting the foregoing, the right to receive a Change of Control Payment under Section 2 of this Agreement shall survive the termination of this Agreement.

      16. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

                                           QUIPP, INC.

                                           By: /s/ MICHAEL S. KADY
                                               ---------------------------------
                                           Its: President

                                           QUIPP SYSTEMS, INC.

                                           By: /s/ MICHAEL S. KADY
                                               ---------------------------------
                                           Its: President

                                           OFFICER

                                           /s/ ERIC BELLO
                                           -------------------------------------
                                           Eric Bello

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                                    EXHIBIT A

                                 GENERAL RELEASE

      12. General Release. I, ____________, for and in consideration of the commitments of Quipp, Inc. (the "Company") under the Change of Control Agreement between the Company and me dated ______________, 2005 (the "Agreement") and intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, and its respective affiliates, subsidiaries and parents, and its and their respective officers, directors, partners, shareholders, employees, and agents, and their respective successors, predecessors, assigns, heirs, executors, and administrators (collectively, the "Company Releasees") from all causes of action, suits, debts, claims and demands whatsoever in law or equity, that I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, whether known or unknown, suspected or unsuspected, apparent or concealed, by reason of any matter, cause or thing whatsoever, at any time prior to the date I sign this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with the Company Group (as defined below) or the termination thereof, including, without limitation, any claims arising under the Rehabilitation Act of 1973, 29 USC Sections 701 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 USC Sections 2000e et seq., as amended; the Civil Rights Act of 1991, 2 USC Sections 60 et seq., as applicable; the Age Discrimination in Employment Act of 1967, 29 USC Sections 621 et seq., as amended ("ADEA"); the Americans with Disabilities Act, 29 USC Sections 706 et seq. ("ADA"); the Family and Medical Leave Act, 29 U.S.C. Section 2601 et. seq. ("FMLA"); the Employee Retirement Income Security Act of 1974, 29 USC Sections 301 et seq., as amended ("ERISA"); the Florida Civil Rights Act of 1992 as amended, Fla. Stat. Sections 760.01 et seq.; the Florida Private Whistleblower Act, Fla. Stat. Section 448.101 et seq.; Florida's Workers Compensation laws, Fla. Stat. Ch. 440; and all other claims under any federal, state or local law, whether statutory, regulatory, or common law, including, without limitation, any claims for discriminatory or wrongful discharge, now or hereafter recognized, and any claims for attorneys' fees, costs, disbursements and the like. This General Release is effective without regard to the legal nature of the claims raised or whether such claims are based upon tort, equity, implied or express contract, or discrimination of any sort. Nothing in this General Release shall be deemed to be a waiver of any claims that may arise after the date I sign this General Release, or to claims for indemnification or advancement of expenses that I may have as a director or officer of a Company Group member. The term "Company Group" shall mean the Company and all of its parents, subsidiaries, affiliates and successors.

      13. Waiver. Subject to the limitations of paragraph 1 above, I expressly waive all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims. I understand the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

      14. Termination of Employment; No Re-Hire. I hereby agree and recognize that my employment by the Company [* OR OTHER COMPANY GROUP MEMBER] was permanently and irrevocably severed on _______ __, _____, that I will not apply for or otherwise seek reemployment with any Company Group member at any time, and that neither the Company nor any other Company Group member has any obligation, contractual or otherwise to me to hire, rehire or reemploy me in the future. I acknowledge that the terms of the Agreement provide me with payments and benefits which are in addition to any amounts to which I otherwise would have been entitled.

      15. No Disparagement. To the fullest extent permitted by law and unless otherwise required by law, I agree that I shall not publicly or privately make any disparaging comments, orally or in writing, about any member of the Company Group and shall not make any false statements, orally or in writing, about any of the Company Group's products or services. For purposes of this General Release, the term "disparage" includes, without limitation, comments or statements to the press or media or to any entity or individual with whom any member of the Company Group has a business relationship that would adversely affect in any manner the conduct of the business of any member of the Company Group or the business or personal reputation, as the case may be, of any member of the Company Group.

      16. Certification. I hereby certify that I have read the terms of this General Release and understand its terms and effects, including the fact that I have agreed to RELEASE AND FOREVER DISCHARGE the Company Releasees from any and all legally waivable claims. I hereby certify that I have had adequate time to review and consider this General Release prior to signing and have signed this General Release voluntarily and knowingly in exchange for the consideration described in the Agreement, which is adequate and satisfactory to me. I further certify that I have been advised by the Company and am hereby advised in writing to consult with an attorney of my choosing prior to signing this General Release, and I have in fact consulted with an attorney or have had adequate time and opportunity to do so prior to signing this General Release. None of the above named parties, nor their agents, representatives, or attorneys have made any representations to me concerning the terms or effects of this General Release other than those contained herein.

      17. Right to Revoke. I hereby acknowledge that I have been informed that I have the right to consider this Release for a period of 21 days prior to execution. I also understand that I have the right to revoke this Release for a period of seven days following execution by giving written notice to the Company at 4800 N.W. 157 Street, Miami, FL 33014, Attention: __________________________.

      18. Governing Law. This General Release shall be subject to, governed by, interpreted in accordance with and enforced under the laws of the state of Florida without regard to conflicts of law principles. I (a) irrevocably submit to the jurisdiction of the United States District Court for the Southern District of Florida and to the jurisdiction of any court of general jurisdiction in Miami-Dade County, Florida for the purposes of any suit, action or other proceeding arising out of or relating to this General Release, and (b) waive and agree not to assert in any such proceeding a claim that (i) I am not personally subject to the jurisdiction of the courts referred to above, (ii) the suit or action was brought in an inconvenient forum, or (iii) the venue of the suit or action is improper.

      19. Survival. I hereby further acknowledge that the terms of Sections 6 and 7 of the Agreement shall continue to apply for the time periods provided therein and that I will abide by and fully perform such obligations.

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      20. Entire Agreement. This General Release sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between them. I agree that no promises or representations have been made to me in connection with the terms of this General Release other than those set forth herein.

      21. Binding Effect. This General Release is binding upon, and shall inure to the benefit of, the parties and their respective heirs, administrators, executors, successors and assigns.

      22. Effective Date. This General Release shall not become binding on any party until all parties have signed it. The effective date of this General Release shall be the eighth day following execution of this General Release by both parties.

      Intending to be legally bound hereby, I execute the foregoing General Release this ___ day of _____________, 20 ___.

________________________                    ___________________________
Witness

                    NO DISPARAGEMENT AGREEMENT OF THE COMPANY

To the fullest extent permitted by law, and unless otherwise required by law, the Company agrees that it will not publicly or privately make any disparaging comments, orally or in writing, about _____. For this purpose, the term "disparage" includes, without limitation, comments or statements to the press or media or to any entity or individual with whom _____ has a business relationship that would adversely affect in any manner the conduct of the business or personal reputation of _____.

                                                  QUIPP, INC.

                                                  By: __________________________

                                        3